  Exhibit 99.2

SOLLENSYS CORPORATION AND EAGLE LAKE LABORATORIES INC.
PROFORMA COMBINED BALANCE SHEETS
(UNAUDITED)

	Sollensys	Eagle Lake					Proforma
	Corporation	Laboratories	Share				Combined
	September 30,	September 30,	Exchange				and
ASSETS	2020 (a)	2020 (a)(b)	Entries		Eliminations		Consolidated
Current assets:
Cash and cash equivalents	$45,485	$450,975	$-		$-		$496,460
Accounts receivable related party		195,000			(195,000)	(d)	-
Investment		485	(485)	(c)			-
Inventory	150,000	-	-		(90,000)	(e)	60,000
Total current assets	195,485	646,460	(485)		(285,000)		556,460
Other assets	-	1,450	-		-		1,450
Total assets	$195,485	$647,910	$(485)		$(285,000)		$557,910

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$-	$5,695	$-		$-		$5,695
Accrued expenses	-	1,206					1,206
Accounts payable related party	195,000	-			(195,000)	(d)	-
Total current liabilities	195,000	6,901			(195,000)		6,901
Total liabilities	195,000	6,901			(195,000)		6,901

Stockholders' Equity (Deficit):
Preferred stock, Series A, $0.001 par value, 25,000,000 shares authorized, 19,000,000
and -0- shares issued and outstanding as of September 30, 2020	19,000						19,000
Common stock, $0.001 par value, 300,000,000 shares authorized; 4,183,962 issued
and outstanding as of September 30, 2020	4,184	950,861	(950,861)	(c)			4,184
Paid in capital	2,426,334	0	950,376	(c)			3,376,710
Accumulated deficit	(2,449,033)	(309,852)	-		(90,000)	(e)	(2,848,885)
Total stockholders' equity(deficit)	485	641,009	(485)		-		641,009
Total liabilities and equity	$195,485	$647,910	(485)		$(285,000)		$557,910

SOLLENSYS CORPORATION AND EAGLE LAKE LABORATORIES INC.
PROFORMA COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Sollensys	Eagle Lake				Proforma
	Corporation	Laboratories	Share	Adjustments		Combined
	September 30,	September 30,	Exchange	and		and
	2020	2020	Entries	Eliminations		Consolidated

Revenue	$135,000	$195,000	$-	$(195,000)	(f)	$135,000
Cost of sales	45,000	82,500		(105,000)	(f)	22,500
Gross profit	90,000	112,500		(90,000)		112,500

Operating expenses:
General and administrative	2,010,858	422,360		-		2,433,218
Total operating expenses	2,010,858	422,360		-		2,433,218
Loss from operations	(1,920,858)	(309,860)		(90,000)		(2,320,718)
Other income						-
Gain on the extinguishment of debt	85,771	-				85,771
Other income:	-	8				8
Total other income	85,771	8		-		85,779
Loss before income taxes	(1,835,087)	(309,852)		(90,000)		(2,234,939)
Provision for income taxes	-	-		-		-
Net loss	$(1,835,087)	$(309,852)	$-	$(90,000)		$(2,234,939)

Basic and diluted loss per common share	$(0.44)	$(0.03)				$(0.53)

Weighted-average number of common shares outstanding:
Basic and diluted	4,183,962	10,000,000	(10,000,000)	-		4,183,962

Notes

(a) Sollensys Corporation and Eagle Lake Laboratories were under the common control of the CEO before and after the date of transfer. As a result the Company adopted the guidance in ASC 805-50-05-5 for the transfer of net assets between entities under common control to apply a method similar to the pooling-of-interests-method. Under the method the financial statements of the Company shall report results of operations for the period in which the transfer occurs as though the transfer of the net assets had occurred at the beginning of the period. Results of operations for the period will thus comprise both those of the previously separate entities combined from the beginning of the period to the date the transfer is completed and those of the combined operations from that date to the end of the period. Similarly, the Company shall present the statements of financial position and other financial information presented as of the beginning of the period as though the assets and liabilities had been transferred at that date. Financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information

The unaudited proforma financial statements presented are for the six months ended September 30, 2020

(b) Eagle Lake Laboratories was incorporated in the State of Florida on May 8, 2020

(c) To reclass the equity and investment accounts to paid in capital per pooling of interest accounting

(d) To eliminate intercompany receivable and payable balances

(e) To adjust the inventory to cost

(f) To eliminate intercompany sales